EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: October 3, 2025

/s/ Adam Goulburn

ADAM GOULBURN

/s/ Zavain Dar

ZAVAIN DAR

/s/ Nan Li

NAN LI

DIMENSION MANAGEMENT, L.P.

By: Dimension Management GP, LLC,
its general partner

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

DIMENSION CAPITAL I GP, LLC

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

DIMENSION MANAGEMENT GP, LLC

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

DIMENSION CAPITAL I, L.P.

By: Dimension Capital I GP, LLC,
its general partner

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member